SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2009

STANDARD MOTOR PRODUCTS, INC.
(Exact Name of Registrant as Specified in its Charter)

New York (State or Other Jurisdiction of Incorporation)	1-4743 (Commission File Number)	11-1362020 (I.R.S. Employee Identification Number)

37-18 Northern Boulevard, Long Island City, New York 11101
(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code:  718-392-0200

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 2.02.  Results of Operations and Financial Condition

On October 27, 2009, Standard Motor Products, Inc. (the “Company”) issued a press release announcing its financial results for the three months and nine months ended September 30, 2009. A copy of such press release is furnished as Exhibit 99.1 hereto.

Such press release shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01.  Other Events

On October 27, 2009, the Company issued a press release announcing its plan to offer 4,000,000 shares of its common stock in an underwritten registered public offering. In connection with this offering, the Company also intends to grant the underwriters a 30-day option to purchase up to 600,000 additional shares. The Company intends to use the net proceeds from the offering to repay a portion of its outstanding indebtedness under its revolving credit facility. The Company then intends to borrow funds from time to time under its revolving credit facility for general corporate purposes.

A copy of such press release is attached as Exhibit 99.2 hereto and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(c)	Exhibits.

99.1	Press release dated October 27, 2009 announcing Standard Motor Products, Inc.’s financial results for the three months and nine months ended September 30, 2009.

99.2	Press release, dated October 27, 2009, announcing Standard Motor Products, Inc.’s plan to offer shares of common stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARD MOTOR PRODUCTS, INC.

By:	/s/ James J. Burke
James J. Burke
Vice President Finance, Chief Financial Officer

Date: October 27, 2009

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated October 27, 2009 announcing Standard Motor Products, Inc.’s financial results for the three months and nine months ended September 30, 2009.

99.2	Press release, dated October 27, 2009, announcing Standard Motor Products, Inc.’s plan to offer shares of common stock.

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